UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 rging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

On October 10, 2019 Aytu BioScience, Inc. (the “Company”) and Cerecor Inc. (“Seller”) entered into an asset purchase agreement (the “Purchase Agreement”), pursuant to which Seller agreed to transfer certain assets and assign certain liabilities to the Company (the “Acquisition”). On November 1, 2019, the Company and Seller entered into the first amendment to the Purchase Agreement (the “Purchase Agreement Amendment”). The Purchase Agreement Amendment amends certain definitions of the Purchase Agreement, modifies certain indemnification obligations and amends and restates certain schedules and exhibits of the Purchase Agreement.

The foregoing description of the Purchase Agreement Amendment is qualified in its entirety by the full text of the Purchase Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with closing of the Acquisition, the Company and Seller entered into a Registration Rights Agreement dated November 1, 2019 providing for the registration of shares of the Company’s common stock issuable upon conversion of the Series G Preferred Stock issued to Seller under the Purchase Agreement. The Registration Rights Agreement provides that the Company will use its reasonable best efforts to cause a registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as possible following the occurrence of certain events defined therein. Information regarding the Registration Rights Agreement included in the Prior Form 8-K is hereby incorporated by reference.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreements

In connection with closing of the Acquisition, the Company and Seller entered into a Voting Agreement dated  November 1, 2019 (the “Seller Voting Agreement”). Seller agrees for a period of twelve months from the date of the Seller Voting Agreement to vote all shares held by it: (i) in favor of the proposed transactions set forth in the agreement and plan of merger dated September 12, 2019 among the Company, Innovus Pharmaceuticals, Inc., and other parties thereto (the “Merger Agreement”); and (ii) against any proposal, amendment, matter of agreement that would impede, frustrate, prevent, or nullify the Merger Agreement. The Seller Voting Agreement shall terminate automatically upon the approval of the Merger Agreement; provided that the Seller Voting Agreement shall automatically terminate if the Company has elected to terminate the Merger Agreement prior to stockholder approval.

The foregoing description of the Seller Voting Agreement is qualified in its entirety by the full text of the Seller Voting Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with closing of the Acquisition, the Company, Seller, and certain stockholders of the Company listed on Schedule A thereto (the “Securityholder”) entered into a Voting Agreement dated November 1, 2019 (the “Securityholder Voting Agreement”). Securityholder agrees for a period of twelve months from the date of the Securityholder Voting Agreement to vote all shares held by it: (i) in favor of conversion into common stock of all the outstanding shares of Series G Preferred Stock (the “Preferred Conversion”); (ii) against any proposal, amendment, matter, or agreement that would impede, frustrate, prevent, or nullify the Preferred Conversion; and (iii) in favor of the proposed transactions set forth in the Merger Agreement. The Securityholder Voting Agreement shall terminate automatically upon the later of the approval of Preferred Conversion or the Merger Agreement; provided that the Securityholder Voting Agreement shall automatically terminate if the approval of the Preferred Conversion has occurred and the Company has elected to terminate the Merger Agreement.

The foregoing description of the Securityholder Voting Agreement is qualified in its entirety by the full text of the Securityholder Voting Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with closing of the Acquisition, certain officers of the Company have agreed to enter into a Voting Agreement. Each of Joshua Disbrow, David Green, and Jarrett Disbrow (the “Officers”) entered into a Voting Agreement with the Company and Seller dated November 1, 2019 (the “Officer Voting Agreement”). The Officers agree for a period of twelve months from the date of the Officer Voting Agreement to vote all shares held by him: (i) in favor of the Preferred Conversion; (ii) against any proposal, amendment, matter, or agreement that would impede, frustrate, prevent, or nullify the Preferred Conversion; and (iii) in favor of the proposed transactions set forth in the Merger Agreement. The Officer Voting Agreement shall terminate automatically upon the later of the approval of the Preferred Conversion or the Merger Agreement;provided that the Officer Voting Agreement shall automatically terminate if the approval of the Preferred Conversion has occurred and the Company has elected to terminate the Merger Agreement.

The foregoing description of the Officer Voting Agreements is qualified in its entirety by the full text of the form of Officer Voting Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Consent and Limited Waiver Agreement

Under the Purchase Agreement, the Company has assumed from Seller a fixed payment obligation to Deerfield CSF, LLC (“Deerfield”) of approximately $16.575 million (the “Deerfield Obligation”). The Deerfield Obligation was previously assigned to Seller pursuant to an asset purchase agreement between Seller and Avadel U.S. Holdings, Inc. (“Avadel”) dated February 12, 2018. In order to assign the Deerfield Obligation to the Company, each of Deerfield and certain of its affiliates (collectively, the “Deerfield Parties”) and Avadel must consent to the assignment of the Deerfield Obligation to the Company. Accordingly, the Company has entered into a Consent and Limited Waiver Agreement among the Deerfield Parties, Avadel, Armistice Capital Master Fund, Ltd. (“Armistice”), and Seller, dated October 31, 2019 (the “Waiver”), pursuant to which: (i) Armistice has agreed to enter into a guarantee of the Deerfield Obligation (the “Armistice Guarantee”); (ii) Seller has agreed to enter into a guarantee of the Deerfield Obligation (the “Seller Guarantee” together with the Armistice Guarantee, the “Guarantees”); and (iii) Armistice has agreed to enter into an escrow agreement with the Deerfield Parties (the “Escrow Agreement”), pursuant to which Armistice will deposit $15,262,500 into an escrow account. In consideration for the Company assuming the Deerfield Obligation, the Guarantees, and the Escrow Agreement, each of the Deerfield Parties and Avadel have agreed to execute the Waiver and provide for assignment of the Deerfield Obligation. Steven Boyd, a member of the Company’s board of directors, is the founder and chief investment officer of Armistice.

The foregoing description of the Waiver, the Armistice Guarantee, the Seller Guarantee, and the Escrow Agreement is qualified in its entirety by the full text of: (i) the Waiver, a copy of which is attached hereto as Exhibit 10.6; (ii) the Armistice Guarantee, a copy of which is attached as Exhibit A-1 to the Waiver; (iii) the Seller Guarantee, a copy of which is attached as Exhibit A-2 to the Waiver; and (iv) the Escrow Agreement, a copy of which is attached as Exhibit B to the Waiver.

Transition Services Agreement

On November 1, 2019, the Company entered into that certain Transition Services Agreement (the “Transition Services Agreement”), by and between the Company and Seller. Pursuant to the terms of the Transition Services Agreement, from and after the closing of the Purchase Agreement, the Company and Seller will each provide, or will cause their respective affiliates to provide, to such other party certain services relating to the purchase and acquisition of certain assets, in each case on a transitional basis and subject to the fees, terms and conditions set forth therein.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Services Agreement, which is being filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2019, the Company and Seller closed the Acquisition contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, Seller transferred certain assets and assigned certain liabilities to a newly formed subsidiary established by the Buyer to hold the assets which are the subject of the Purchase Agreement, Aytu Therapeutics, LLC (“Aytu Therapeutics”). Information regarding the Acquisition included in Item 1.01 and in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2019 (the “Prior Form 8-K”) is hereby incorporated by reference.

Item 2.03 Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Deerfield Obligation set forth in Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for the Acquisition, the Company issued Seller 9,805,845 shares of the Company’s Series G Convertible Preferred Stock (the “Series G Preferred Stock”) at a price of $1.2747 per share pursuant to section 4(a)(2) of the Securities Agreement. The aggregate value of the Series G Preferred Stock issued to Seller is $12.5 million. The per-share value of the Series G Preferred Stock was determined pursuant to a formula averaging the VWAP of the Company’s common stock for the 30-day period ending immediately prior to August 30, 2019 and the 30-day period ending on October 28, 2019. Information regarding the Series G Preferred Stock included in Item 5.03 and the Prior Form 8-K is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described above, on November 1, 2019, the Company closed the Acquisition and issued to Seller 9,805,845 shares of Series G Preferred Stock. The preferences and rights of the Series G Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Certificate of Designation”) filed with the Delaware Secretary of State on October 31, 2019. A description of the Series G Preferred Stock is included below.

Conversion. Each share of Series G Preferred Stock is initially non-convertible until the Company’s stockholders approve conversion of the Series G Preferred Stock and issuance of all shares of common stock issuable upon conversion of the Series G Preferred Stock (as set forth in the Purchase Agreement), such approval meeting the requirement of applicable Nasdaq Stock Market Rules (the “Stockholder Approval”). On the date of the Stockholder Approval each share of Series G Preferred Stock shall be convertible, at the option of the holder and solely in connection with: (i) distribution of the underlying shares of common stock issuable upon conversion to such holder’s stockholders; or (ii) the sale of the underlying shares of common stock issuable upon conversion in open market broker transactions or private sales to unaffiliated third parties, into that number of shares of common stock determined by multiplying the number of shares of Series G Preferred Stock to be converted by each holder by the Conversion Ratio. Each share of Series G Preferred Stock shall convert, without payment or additional consideration to holder, on a one-for-one basis, as subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations in the Certificate of Designation (the “Conversion Ratio”). The shares of common stock issuable upon conversion of the Series G Preferred Stock are subject to a lock-up through July 1, 2020 per a lock-up agreement with Seller.

Fundamental Transaction. If, at any time the Series G Preferred Stock is outstanding, the Company consummates: (i) a merger or consolidation with or into another person; (ii) a sale or other disposition of substantially all of its assets; (iii) any direct or indirect purchase offer, tender offer, or exchange offer in which holders of 50% or more of the Company’s common stock dispose of their shares in exchange for other securities, cash, or property; (iv) a reclassification, reorganization, or recapitalization of the Company’s common stock pursuant to which such common stock is converted into or exchanged for other securities, cash, or property; or (v) a business combination whereby a third party acquires more than 50% of the outstanding shares of the Company’s common stock, then following such event, the holders of the Series G Preferred Stock will be entitled to receive upon conversion of such Series G Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted their Series G Preferred Stock immediately prior to such fundamental transaction.

Liquidation Preference. In the event of a liquidation, the holders of Series G Preferred Stock will be entitled to participate on an as-converted-to-common-stock basis with holders of the common stock in any distribution of assets of the Company to holders of the common stock.

Voting Rights. With certain exceptions, as described in the Certificate of Designation, the Series G Preferred Stock has no voting rights. However, as long as any shares of Series G Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without an affirmative vote of holders of a majority of the then-outstanding shares of Series G Preferred Stock: (i) alter or change adversely the powers, preferences, or rights given to the Series G Preferred Stock or alter or amend the Certificate of Designation; (ii) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series G Preferred Stock; (iii) increase the number of authorized shares of Series G Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

Dividends. The Certificate of Designation provides, among other things, that the Company shall not pay any dividends on shares of the Company’s common stock (other than dividends in the form of common stock) unless and until such time as it pays dividends on each share of Series G Preferred Stock on an as-if-converted-to-common-stock basis. Other than as set forth in the previous sentence, the Certificate of Designation provides that no other dividends shall be paid on shares of the Series G Preferred Stock and that the Company shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless the Company simultaneously complies with the previous sentence.

Repurchase Restrictions. The Certificate of Designation does not provide for any restriction on the repurchase of Series G Preferred Stock by the Company. There is no sinking fund provision applicable to the Series G Preferred Stock.

Redemption. The Company is not obligated to redeem or repurchase any shares of Series G Preferred Stock. Shares of Series G Preferred Stock are not otherwise entitled to any redemption right or mandatory sinking fund or analogous fund provision.

Exchange Listing. The Series G Preferred Stock is not listed on any securities exchange or other trading system.

The foregoing description of the Certificate of Designation and Series G Preferred Stock is qualified in its entirety by the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 4, 2019, the Company issued a press release announcing closing of the transactions contemplated by the Purchase Agreement described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) The financial statements of the business operations received from Seller in connection with the Acquisition that are required by this Item 9.01 are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) The following exhibit is being filed herewith:

Exhibit	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock

10.1	First Amendment to Asset Purchase Agreement, dated November 1, 2019

10.2	Registration Rights Agreement, dated November 1, 2019

10.3	Form of Cerecor Voting Agreement, dated November 1, 2019

10.4	Form of Security Holder Voting Agreement, dated November 1, 2019

10.5	Form of Officer Voting Agreement, dated November 1, 2019

10.6	Consent and Limited Waiver Agreement, dated November 1, 2019

10.7	Transition Services Agreement, dated November 1, 2019

99.1	Press Release, dated November 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: November 4, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer